Exhibit 99.1

Veeco Announces Pricing of Private Offering of $125 Million of 3.75%
Convertible Senior Notes

PLAINVIEW, N.Y., May 13, 2020 (GLOBE NEWSWIRE) – Veeco Instruments Inc. (“Veeco”) (NASDAQ: VECO) announced today the pricing of a private offering of $125 million aggregate principal amount of 3.75% Convertible Senior Notes due 2027 (the “notes”). The notes will be offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Veeco also granted the initial purchasers of the notes a 30-day option to purchase up to an additional $18.75 million aggregate principal amount of the notes. The closing of the offering is expected to occur on May 18, 2020, subject to customary closing conditions.

Veeco estimates that the net proceeds from the offering will be approximately $121.9 million (or approximately $140.3 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting fees and expenses payable by Veeco. Veeco intends to use approximately $10.3 million of the net proceeds to pay the cost of the capped call transactions described below, and $81.2 million of the net proceeds from the offering of the notes to repurchase and retire up to $88.3 million aggregate principal amount of its outstanding 2.70% convertible senior notes due 2023 (the “2023 Notes”) in separate, privately negotiated transactions effected by one or more of the initial purchasers or their affiliates concurrently with the pricing of the notes. Veeco intends to use the remaining net proceeds from the offering for general corporate purposes. If the initial purchasers exercise their option to purchase additional notes, Veeco intends to use the net proceeds from the sale of such additional notes to enter into additional capped call transactions with the capped call counterparties as described below, and Veeco intends to use the remaining net proceeds from the sale of such additional notes for general corporate purposes.

Veeco expects that those holders of the 2023 Notes that sell their 2023 Notes may enter into or unwind various derivatives with respect to Veeco’s common stock and/or purchase or sell shares of Veeco’s common stock in the market to hedge their exposure in connection with these transactions. In particular, Veeco expects that some holders of the 2023 Notes employ a convertible arbitrage strategy with respect to the 2023 Notes and have a short position with respect to Veeco’s common stock that they would close, through purchases of Veeco’s common stock, in connection with Veeco’s repurchase of their 2023 Notes. If any such activity occurs, it could increase (or reduce the size of any decrease in) the market price of Veeco’s common stock or the notes at that time.

The notes will be Veeco’s general senior unsecured obligations. The notes will bear interest at a rate of 3.75% per year, payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2020. The notes will mature on June 1, 2027, unless earlier redeemed, repurchased or converted. The initial conversion rate for the notes is 71.5372 shares of Veeco’s common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $13.98 per share of Veeco common stock). Prior to the close of business on the business day immediately preceding October 1, 2026, the notes will be convertible only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Veeco will settle any conversions of the notes by paying or delivering, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at Veeco’s election.

In connection with the pricing of the notes, Veeco entered into capped call transactions with one or more of the initial purchasers and/or their affiliates and/or other financial institutions (the “capped call counterparties”). The capped call transactions are expected generally to reduce potential dilution to Veeco’s common stock upon any conversion of the notes and/or offset any cash payments Veeco is required to make in excess of the principal amount of the converted notes, as the case may be, in the event that the market price of Veeco’s common stock is greater than the strike price of the capped call transactions (which initially corresponds to the initial conversion price of the notes and is subject to certain adjustments under the terms of the capped call transaction), with such reduction and/or offset subject to a cap based on the cap price of the capped call transactions. The cap price of the capped call transactions is initially approximately $18.46 per share and is subject to certain adjustments under the terms of the capped call transaction. If the initial purchasers exercise their option to purchase additional notes, Veeco intends to enter into additional capped call transactions with the capped call counterparties.

Veeco has been advised that, in connection with establishing their initial hedge of the capped call transactions, the capped call counterparties or their affiliates expect to enter into various derivative transactions with respect to Veeco’s common stock and/or purchase shares of Veeco’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Veeco’s common stock or the notes at that time.

In addition, the capped call counterparties or their affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Veeco’s common stock and/or purchasing or selling Veeco’s common stock or other securities of Veeco in secondary market transactions following the pricing of the notes and prior to the maturity of the notes. This activity could also cause or avoid an increase or a decrease in the market price of Veeco’s common stock or the notes, which could affect the number of shares and the value of the consideration that holders will receive upon conversion of the notes.

Veeco may not redeem the notes prior to June 6, 2024. On or after June 6, 2024, Veeco may redeem for cash all or a portion of the notes if the last reported sale price of Veeco’s common stock has been at least 130% of the conversion price then in effect on each of at least 20 trading days (whether or not consecutive) during any 30 consecutive trading-day period ending on, and including, the trading day immediately preceding the date on which Veeco provides notice of redemption at a cash redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The issuance of the notes and the shares of common stock issuable upon conversion of the notes, if any, have not been registered under the Securities Act or any state securities laws. Unless a subsequent resale is registered under the Securities Act, the notes and the shares of common stock issuable upon conversion of the notes, if any, may only be offered or sold in the United States in a transaction that is exempt from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offers of the notes will be made only to persons reasonably believed to be qualified institutional buyers by means of a private offering memorandum in accordance with Rule 144A under the Securities Act.

About Veeco

Veeco is an innovative manufacturer of semiconductor process equipment. Our proven ion beam, laser annealing, lithography, MOCVD, and single wafer etch & clean technologies play an integral role in the fabrication and packaging of advanced semiconductor devices. With equipment designed to optimize performance, yield and cost of ownership, Veeco holds leading technology positions in the markets it serves.

Forward-looking Statements

To the extent that this news release discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the expected closing of the offering of the notes and Veeco’s ability to repurchase outstanding 2023 Notes with some or all of the net proceeds of the offering, the potential impact of any repurchases of 2023 Notes and the capped call and other risks discussed in the Risk Factors, Business Description and Management's Discussion and Analysis of Financial Condition and Results of Operations sections of Veeco's Annual Report on Form 10-K for the year ended December 31, 2019, in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of Veeco's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and in Veeco's Current Reports on Form 8-K and press releases. Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.